Exhibit 99.1

RESONANT ANNOUNCES SETTLEMENT OF PROXY CONTEST WITH PARK CITY CAPITAL

GOLETA, CA — April 2, 2018 — Resonant Inc. (NASDAQ: RESN) (“Resonant” or the “Company”), a designer of filters for radio frequency, or RF, front-ends that specializes in delivering designs for difficult bands and complex requirements, announced that it has settled the proxy contest previously initiated by Park City Capital with respect to Resonant’s 2018 Annual Meeting of Stockholders.

In connection with the settlement, Resonant will nominate as independent directors Brett Conrad, Managing Partner of Longboard Capital, Alan Howe, Managing Partner of Broadband Initiatives, Jack Jacobs, retired Colonel United States Army and Josh Jacobs, Executive Chairman of The Maven for election to its Board of Directors at the 2018 Annual Meeting. In addition, current directors Robert Hammond, Thomas Joseph and Richard Kornfeld will not stand for re-election. The full settlement agreement will be included in a Current Report on Form 8-K that Resonant will file with the Securities and Exchange Commission.

“We are pleased to eliminate the distraction of the proxy contest and look forward to building on the tremendous momentum we established in 2017,” said George Holmes, Resonant’s Chief Executive Officer. “Focusing on execution is in the best interests of all Resonant shareholders.”

“Resonant is on the right path for growth,” said Chairman John Major. “We welcome the input and additional perspective the new directors will bring to the boardroom. On behalf of the Board, I want to thank Bob, Tom and Rick for their outstanding contributions to the Company.”

“It’s an exciting time for Resonant,” said Michael Fox, Chief Executive Officer of Park City Capital. “I am looking forward to working together with the board and management to build and maximize value for all shareholders.”

About Park City Capital

Park City Capital, LLC is a private investment firm located in Dallas, TX.  The firm manages private investment funds exclusively for qualified individuals and family offices.  Park City Capital was founded in 2008.

About Resonant Inc.

Resonant is creating software tools and IP & licensable blocks that enable the development of innovative filter designs and modules for the RF front-end, or RFFE, for the mobile device industry. The RFFE is the circuitry in a mobile device responsible for the radio frequency signal processing and is located between the device’s antenna and its digital baseband. Filters are a critical component of the RFFE that selects the desired radio frequency signals and rejects unwanted signals and noise.

To learn more about Resonant, there is a series of videos published on its website that explain Resonant’s technologies and market positioning:

•                  Infinite Synthesized Networks, ISN Explained

•                  What is an RF Filter?

•                  RF Filter Innovation

•                  Transforming the Mobile Filter Supply Chain

For more information, please visit www.resonant.com.

About Resonant’s ISN® Technology

Resonant can create designs for difficult bands and complex requirements that we believe have the potential to be manufactured for half the cost and developed in half the time of traditional approaches. The Company’s large suite of proprietary mathematical methods, software design tools and network synthesis techniques enable it to explore a much bigger set of possible solutions and quickly derive the better ones. These improved filters still use existing manufacturing methods (i.e. SAW) and can perform as well as those using higher cost methods (i.e. BAW). While most of the industry designs surface acoustic wave filters using a coupling-of-modes model, Resonant uses circuit models and physical models. Circuit models are computationally much faster, and physical models are highly accurate models based entirely on fundamental material properties and dimensions. Resonant’s method delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, because Resonant’s models are fundamental, integration with its foundry and fab customers is eased because its models speak the “fab language” of basic material properties and dimensions.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding our momentum, growth and future value. We have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission, as well as in our other filings with the Securities and Exchange Commission.

Except as required by applicable law or the listing rules of The NASDAQ Stock Market, LLC, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

Investor Contacts:

Resonant Inc.
George Holmes
Chief Executive Officer
1-415-895-2095

Strategic Governance Advisors	MZ North America
Mark Harnett	Greg Falesnik
Managing Directors	Managing Director
1-212-328-6602	1-949-385-6449